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Rise Gold Announces Progress in its Legal Efforts to Unlock the Value of the Idaho-Maryland Mine

September 16, 2025 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the "Company") is pleased to announce progress in its legal efforts to unlock the value of Company's wholly-owned Idaho-Maryland Mine (the "I-M Mine"), which operated from 1862 to 1957 and produced an estimated 2.4 million ounces of gold at an average mill head grade of 0.50 ounces per ton (17.1 grams per tonne).

Nevada County, California (the "County") adopted its first comprehensive zoning ordinance in 1954 that required obtaining a permit to engage in underground mining. Because the I-M Mine was in production before, during, and after the zoning ordinance was adopted, it obtained a vested right to continue mining without a permit (otherwise, adopting the ordinance would have been a taking under the Fifth Amendment of the U.S. Constitution).

On September 6, 2023, the Company submitted a petition to the County asserting its constitutionally-protected vested right to mine at the I-M Mine without a use permit. On December 14, 2023, the Board of Supervisors (the "Board") of the County rejected the Company's vested rights petition because "all mining activities at both the Brunswick and Centennial cites [sic] had ceased by 1956."

Previously, in the 1990s, the County rejected a vested right petition from the Bear's Elbow Mine because, the County argued, as it does now, that a vested right expires when operations cease. The Supreme Court of California disagreed and ruled in the seminal 1996 case Hansen Bros. Enter., Inc. v. Nevada Cnty. Bd. of Supervisors that "cessation of use alone does not constitute abandonment" of a vested right to a nonconforming use.

The Board concluded as well that if there were a vested right to operate the I-M Mine, it had been abandoned, arguing: "In order to avoid a finding of abandonment, the property owner must be able to identify evidence of their objective manifestation of intent to resume the nonconforming use throughout the period the nonconforming use was discontinued." The Board's finding is directly contrary to the holding in Hansen Bros., which places the burden of proof to show abandonment on the County: "Abandonment of a nonconforming use ordinarily depends upon a concurrence of two factors: (1) an intention to abandon; and (2) an overt act, or failure to act, which carries the implication the owner does not claim or retain any interest in the right to the nonconforming use."

On May 13, 2024, the Company submitted a Writ of Mandamus (the "Writ") to the Superior Court of California for the County of Nevada (the "Court") asking the Court to compel the Board to follow applicable law and grant Rise recognition of its vested right to operate the I-M Mine.

Subsequent to filing the Writ, Rise sold three non-core surface parcels to repay debt and obtain the funds necessary to litigate the writ. The County brought a motion for summary judgement in the writ proceedings, arguing that Rise had lost standing because of the sale of the parcels.

On August 8, 2025, the Court rejected the County's motion, ruling: "Rise [has] a beneficial interest in the mine property it owns that is the subject of its vested right petition: if its vested right to mine is recognized, Rise possesses all of the surface and mineral estate necessary to begin mining."

On September 12, the Court signed a stipulation from the County and Rise providing that Rise would submit its initial brief1 on the case yesterday, September 15, the County will submit its opposition by November 18, Rise to reply by December 5, and oral arguments will take place on January 9, 2026.

Megan Wold, a partner of the litigation firm Cooper & Kirk, which is representing Rise, commented: "Constitutional rights do not simply expire, and they can be abandoned only knowingly and intentionally. The County points out that underground mining ceased in 1956; but it could not point to a single credible example of a manifest intent to abandon the right to mine nor any overt act that would imply abandonment, both of which the law requires the County to show by clear and convincing evidence."

The Board argued, for example, that the operator of the I-M Mine abandoned its right to mine because it "changed its name to remove any reference to the word 'mine,'" that is, from Idaho Maryland Mines Corporation to Idaho Maryland Industries Inc. Wold added: "The County's arguments do not withstand scrutiny. The Board is clearly confused about the applicable legal standards or failed to engage in an objective assessment of the evidence."

During the County's hearing on the vested rights, Supervisor Hoek said: "I feel like this is above my paygrade to be totally honest." Supervisor Hall commented: "It is very unfortunate and difficult for us because we're not lawyers, this isn't a courtroom, and we're not judges." Supervisor Scofield declined to exercise any judgement, saying: "Since all of the points will apparently be argued to a higher authority, I am comfortable following the recommendations of the Nevada County Staff."

Joe Mullin, CEO of Rise Gold, commented: "It is unfortunate that the County decided to waste public resources relitigating the Hansen Bros. case, which it lost badly. Though adjudicating the writ has taken longer than we first anticipated, we are glad that the County has agreed to a reasonable schedule, and we are confident that an experienced judge deliberating the facts according to the clear precedent set by the California Supreme Court will conclude that Rise has a vested right to operate the I-M Mine."

As Cooper & Kirk made clear to the Board of Supervisors, should the Company be denied the right to mine, the County will have taken Rise's mineral estate and will owe just compensation-the fair market value of the property taken-under the Fifth Amendment of the U.S. Constitution. Based on comparable mines and historic yields at the I-M Mine, management believes the fair market value of Rise's mineral estate is at least $400 million. In the event that the Company loses its case in Superior Court and is denied a vested right to mine, management intends to file a federal lawsuit to vindicate the Company's Fifth Amendment right to just compensation.

Footnote

1. The brief that Rise filed with the Court in support of its vested rights may be found at the following link:  https://www.risegoldcorp.com/litigation

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President and CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, CA 95945

T: 917.349.0060

jmullin@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.